                                                                      EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 033-64499 of Crown Crafts, Inc. and subsidiaries on Form S-8 of our report dated May 31, 2002 appearing in this Annual Report on Form 10-K of Crown Crafts, Inc. and subsidiaries for the year ended March 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
June 19, 2002